                                                                  EXHIBIT 10.4




                                 EXECUTION COPY



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                         FOURTH SUPPLEMENTAL INDENTURE

                                    BETWEEN

                    MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY

                                      AND

                          COMMERCE UNION BANK, TRUSTEE



                          DATED AS OF DECEMBER 1, 1984

                      SUPPLEMENTING INDENTURE DATED AS OF
                           AUGUST 1, 1979 BETWEEN THE
                  MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY AND
                          COMMERCE UNION BANK, TRUSTEE





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                                           TABLE OF CONTENTS
                                           -----------------

Section                                                                                         Page
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
                                                ARTICLE I

                                               DEFINITIONS

1.1              Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . .              2
1.2              General Terms  . . . . . . . . . . . . . . . . . . . . . . . . . .              5

                                               ARTICLE II

                                            SERIES 1984 BONDS

2.1              Authorization of the 1984 Federal Express
                      Acquisition Project . . . . . . . . . . . . . . . . . . . . .              5
2.2              Series 1984 Bonds; Details Thereof . . . . . . . . . . . . . . . .              5
2.3              Conversion to Fixed Interest Bonds . . . . . . . . . . . . . . . .              7
2.4              Purchase of Series 1984 Bonds  . . . . . . . . . . . . . . . . . .             10
2.5              Provisions for Redemption of Series
                      1984 Bonds  . . . . . . . . . . . . . . . . . . . . . . . . .             12
2.6              Place of Payment for Series 1984 Bonds;
                      Credits to the Reserve Account  . . . . . . . . . . . . . . .             15
2.7              Execution and Forms of Series 1984
                      Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . .             17
2.8              Series 1984 Bonds to Constitute Bonds  . . . . . . . . . . . . . .             29

                                               ARTICLE III

                           DISPOSITION OF PROCEEDS OF SERIES 1984 BONDS; SALE

3.1              Application of Series 1984 Bond
                      Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .             29
3.2              Application of Certain Moneys in
                      Construction Fund . . . . . . . . . . . . . . . . . . . . . .             29
3.3              Sale of Series 1984 Bonds  . . . . . . . . . . . . . . . . . . . .             30

                                               ARTICLE IV

                                 AUTHORITY; FINDINGS AND DETERMINATIONS;
                          ARBITRAGE AND INDUSTRIAL DEVELOPMENT BOND PROVISIONS

4.1              Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             30
4.2              Findings and Determinations  . . . . . . . . . . . . . . . . . . .             30
4.3              Additional Findings and
                      Determinations  . . . . . . . . . . . . . . . . . . . . . . .             32
4.4              Additional Findings as to the
                      Initial Lease . . . . . . . . . . . . . . . . . . . . . . . .             32
4.5              Arbitrage and Industrial Development
                      Bond Provisions . . . . . . . . . . . . . . . . . . . . . . .             32



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
Section                                                                                       Page
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                                               ARTICLE V

                                             MISCELLANEOUS

5.1              Headings, Table of Contents  . . . . . . . . . . . . . . . . . . .             33
5.2              Law and Place of Enforcement . . . . . . . . . . . . . . . . . . .             33
5.3              Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . .             33
5.4              Reference to Fourth Supplemental
                     Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . .             34
                 Execution  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             34
                 Acknowledgments  . . . . . . . . . . . . . . . . . . . . . . . . .             35





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


                         FOURTH SUPPLEMENTAL INDENTURE


                 FOURTH SUPPLEMENTAL INDENTURE, made this 13th day of December, 1984, but dated for convenience of reference as of the first day of December, 1984, between MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY (the "Authority") and COMMERCE UNION BANK, Trustee (the "Trustee").

                 WHEREAS, the Authority has heretofore executed and delivered to the Trustee an Indenture dated as of August 1, 1979 (said Indenture, as originally adopted and, unless the context shall clearly indicate otherwise, as heretofore or hereafter supplemented, modified or amended from time to time by any Supplemental Indenture permitted thereby, being defined in said Indenture and referred to herein as the "Indenture") to secure, as provided therein, Special Facilities Revenue Bonds (Federal Express Corporation) of the Authority (in the Indenture and herein called the "Bonds") to be issued in one or more series as provided in the Indenture; and

                 WHEREAS, pursuant to the Indenture there have been executed, authenticated and delivered four series of Bonds known as the Authority's Special Facilities Revenue Bonds, Series 1979, Series 1982A, Series 1982B and Series 1982C (Federal Express Corporation), in the original principal amounts of $34,970,000, $48,000,000, $22,000,000 and $47,770,000, respectively; and

                 WHEREAS, the Authority has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of March 13, 1980 amending the Indenture in certain respects, a Second Supplemental Indenture dated as of May 1, 1982 amending and supplementing the Indenture in certain respects and a Third Supplemental Indenture dated as of November 1, 1982 supplementing the Indenture in certain respects; and

                 WHEREAS, Federal Express Corporation ("Federal Express"), as lessee under the Special Facility Lease Agreement between the Authority and Federal Express, dated as of August 1, 1979 (the "Initial Lease") has, pursuant to Section 5.8 of the Initial Lease, requested that the Authority issue a series of Additional Bonds in the principal amount of $94,550,000 in accordance with Sections 2.06 and 2.08 of the Indenture in order to fund the acquisition and construction of the 1984 Federal Express Acquisition Project (as hereinafter defined); and

                 WHEREAS, it is provided in the Indenture that without the consent or concurrence of the holder of any Bond, the Authority and the Trustee may enter into a Supplemental Indenture for the purpose of providing for the issuance of Additional Bonds pursuant to the provisions of Article II of the Indenture; and

                 WHEREAS, the Board of Commissioners of the Authority at a meeting held on November 29, 1984 duly adopted a resolution approving, among other things, this Fourth Supplemental Indenture, and the Third Special Facility Supplemental Lease Agreement dated as of December 1, 1984 supplementing the Initial Lease, and authorizing the issuance, sale and delivery of a series of Bonds to be known as the Memphis-Shelby County Airport Authority, Special Facilities Revenue Bonds, Series 1984 (Federal Express Corporation) in the principal amount of $94,550,000 (the "Series 1984 Bonds") which resolution has not been amended, modified or rescinded since the adoption thereof and remains in full force and effect as of the date hereof; and

                 WHEREAS, the Authority desires to provide for the issuance of the Series 1984 Bonds; and

                 WHEREAS, all things necessary to make the Series 1984 Bonds to be issued under the Indenture when executed by the Authority and authenticated and delivered under the Indenture, the valid special obligations of the Authority payable solely from Revenues, as defined in the Indenture, have been done and performed;

                 NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

                 That in order to provide for the issuance of the Series 1984 Bonds, and in consideration of the premises and of the purchase and acceptance of the Series 1984 Bonds by the holders thereof, the Authority covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective bondholders from time to time, as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.1. Definitions. Unless the context shall clearly indicate some other meaning, all words and terms used in this Fourth Supplemental Indenture (including, without limitation, in the next paragraph hereof) which are defined in the Indenture shall have the meanings given to them in the Indenture.

                 Unless the context shall clearly indicate some other meaning, the following terms shall, for all purposes of the Indenture as originally executed and of any indentures supplemental thereto (including for all purposes this Fourth Supplemental Indenture) and for all purposes of any opinion or instrument or other document therein or herein mentioned, have the following meanings:

                 (a) "Adjusted Interest Rate" means the rate of interest borne by the Series 1984 Bonds for each Bond Year.

                 (b) "Adjusted Interest Rate Effective Date" means the September 1 immediately following each Tender Period.

                 (c) "Adjusted Interest Rate Notice" means the notice, mailed by the Trustee to the holders of each Series 1984 Bond, stating (i) that in accordance with the Tender Agreement each holder of a Series 1984 Bond shall have the right to tender such Series 1984 Bond (endorsed in blank together with any appropriate instruments of transfer as the Tender Agent may request) to the Tender Agent during the then current Tender Period; (ii) the Anticipated Adjusted Interest Rate; (iii) that the actual Adjusted Interest Rate will be set on the Adjusted Interest Rate Setting Date; (iv) that the Adjusted Interest Rate will apply to all Series 1984 Bonds for the Bond Year commencing on the next Adjusted Interest Rate Effective Date; and (v) that the holders of the Series 1984 Bonds may telephone a member of the Interest Rate Committee at a number or numbers identified therein on or after 12:00 Noon on the Adjusted Interest Rate Setting Date to ascertain the new Adjusted Interest Rate.

                 (d) "Adjusted Interest Rate Setting Date" means a date no later than August 13 of each year.

                 (e) "Anticipated Adjusted Interest Rate" means the anticipated interest rate for the Series 1984 Bonds as determined by the Interest Rate Committee and as set forth in an Adjusted Interest Rate Notice.

                 (f) "Bond Year" means the period from September 1 in any year to and including August 31 in the following year.

                 (g) "Business Day" means a day on which banks located in the city in which the principal office of the Trustee is located are not authorized or required by law to be closed and on which the New York Stock Exchange is not closed.

                 (h) "Conversion Date" means the Adjusted Interest Rate Effective Date on which the Fixed Interest Rate becomes effective.

                 (i) "Federal Express" means Federal Express Corporation, a corporation duly organized and existing under the laws of the State of Delaware, its successors and assigns.

                 (j) "Fixed Interest Rate" means the interest rate on the Series 1984 Bonds determined in accordance with Section 2.3 hereof.

                 (k) "Fourth Supplemental Indenture" means this fourth supplemental indenture.





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

                 (l) "Holder" or "holder" means the person in whose name any Series 1984 Bond is registered upon the registration books maintained by the Trustee under the Indenture.

                 (m) "Interest Rate Committee" means Kidder, Peabody & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan, Keegan & Company, Inc., or as the Committee may be constituted from time to time.

                 (n) "1984 Federal Express Acquisition Project" means the project described in Article II hereof.

                 (o) "Series 1984 Bonds" means the bonds of the series authorized in Section 2.2 hereof in the aggregate principal amount of $94,550,000 and designated "Memphis-Shelby County Airport Authority, Special Facilities Revenue Bonds, Series 1984 (Federal Express Corporation)", with such definition to be equally applicable to the singular and plural form of such term.

                 (p) "Tender Agent" means Commerce Union Bank in the City of Nashville, Tennessee and any successor thereto.

                 (q) "Tender Agreement" means the Tender and Option Agreement dated as of December 1, 1984 by and between the Tender Agent, Kidder, Peabody & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Keegan & Company, Inc. and Federal Express, as the same may be supplemented and amended from time to time in accordance with the provisions thereof.

                 (r) "Tender Period" means the period from the opening of business on August 1 (or, if not a Business Day, the succeeding Business Day) of each year to and including 4:00 P.M., New York time, on August 15 (or, if not a Business Day, the succeeding Business Day) of each year, commencing in 1985.

                 (s) "Third Supplemental Lease" means that certain Third Special Facility Supplemental Lease Agreement dated as of December 1, 1984, by and between the Authority and Federal Express, supplementing the Special Facility Lease Agreement dated as of August 1, 1979, by and between the Authority and Federal Express (said Lease Agreement as heretofore amended and supplemented being herein and in the Indenture referred to as the "Initial Lease"), and as the same may hereafter be duly supplemented, modified or amended from time to time.

                 Section 1.2. General Terms. Unless or except as the context shall indicate otherwise or may otherwise require, in this Fourth Supplemental
Indenture: (i) all references to a particular section or subdivision of the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or this Fourth Supplemental Indenture as the case may be, are to the corresponding section or subdivision of the Indenture as originally executed or the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or this Fourth Supplemental Indenture only, as the case may be; (ii) the terms "herein", "hereunder", "hereby", "hereto", "hereof", and any similar terms, refer to this Fourth Supplemental Indenture only, and as to this Fourth Supplemental Indenture as a whole and not to any particular section or subdivision hereof;
(iii) the terms "therein", "thereunder", "thereby", "thereto", "thereof", and any similar terms, refer to the Indenture only, and to the Indenture as a whole and not to any particular section or subdivision thereof; and (iv) the term "heretofore" means before the time of effectiveness of this Fourth Supplemental Indenture and the term "hereafter" means after the time of such effectiveness.

                                   ARTICLE II

                               SERIES 1984 BONDS

                 Section 2.1. Authorization of the 1984 Federal Express Acquisition Project. There is hereby authorized and approved the acquisition and construction of certain facilities and equipment including buildings, ramp and sorting equipment and miscellaneous related equipment, as described in the Third Supplemental Lease (the "1984 Federal Express Acquisition Project").





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

                 Section 2.2. Series 1984 Bonds; Details Thereof. For the purpose of providing funds to finance the acquisition of the 1984 Federal Express Acquisition Project, which Project will constitute a part of the Special Facility, there are hereby authorized to be issued and shall be issued under the Indenture and secured thereby a series of Bonds in the aggregate principal amount of ninety-four million five hundred fifty thousand dollars ($94,550,000), to be entitled and designated "Memphis-Shelby County Airport Authority, Special Facilities Revenue Bonds, Series 1984 (Federal Express Corporation)" (herein defined and referred to as the "Series 1984 Bonds"). The Series 1984 Bonds shall be issuable in fully registered form; shall be dated as of the date of their original issuance; shall be in the denomination of $5,000 or any integral multiple thereof; shall be numbered or lettered, or both, as shall be determined by the Trustee, which numbers or letters shall have the letter "R" prefixed thereto. The Series 1984 Bonds shall bear interest at the rates per annum determined in the manner as hereinafter set forth, payable in accordance with Section 4.01 of the Indenture, on March 1, 1985 and semi-annually on the first day of each March and September thereafter. The Series 1984 Bonds shall mature and become payable on September 1, 2009. Interest on the Series 1984 Bonds shall be computed on the basis of a year of 360 days.

                 The Series 1984 Bonds shall bear interest from the date of their original issuance to and including August 31, 1985 at the rate of seven and one-quarter per centum (7.25%) per annum. Thereafter, and prior to the Conversion Date, the Series 1984 Bonds shall bear interest for each subsequent Bond Year at a rate of interest per annum determined as set forth below and based upon a determination by the Interest Rate Committee as of the Adjusted Interest Rate Setting Date in each year, which rate shall be the lowest rate which in the judgment of the Interest Rate Committee on the basis of prevailing financial market conditions would permit the resale on the Adjusted Interest Rate Setting Date of the Series 1984 Bonds at par. On and after the Conversion Date the Series 1984 Bonds shall bear interest at the rate of interest per annum determined as set forth in Section 2.3 hereof.

                 On each July 31 (or, if not a Business Day, the next preceding Business Day), beginning July 31, 1985, the Interest Rate Committee shall determine the Anticipated Adjusted Interest Rate, which shall be the lowest rate which in the Interest Rate Committee's judgment, on the basis of prevailing financial market conditions, would permit the sale of the Series 1984 Bonds at par on the date of such determination. Immediately upon determining the Anticipated Adjusted Interest Rate, the Interest Rate Committee shall notify the Trustee of such rate, and not later than the Business Day following such determination, the Trustee shall mail, by first class mail, to the registered owner of each Series 1984 Bond as shown on the books of registry maintained by the Trustee the Adjusted Interest Rate Notice.

                 The Interest Rate Committee shall determine the Adjusted Interest Rate before 12:00 noon, New York time, on the applicable Adjusted Interest Rate Setting Date, which rate shall be the lowest rate which in its judgment on the basis of prevailing financial market conditions, would permit on such Adjusted Interest Rate Setting Date the resale of all the Series 1984 Bonds at par. If the Interest Rate Committee does not determine an Adjusted Interest Rate for any reason or if the Adjusted Interest Rate that is determined by the Interest Rate Committee is held invalid or unenforceable by a court of law, the rate of interest on the Series 1984 Bonds in effect on the day immediately preceding the Adjusted Interest Rate Setting Date shall remain in effect throughout the next following Bond Year. The Interest Rate Committee shall provide telephonic notice, confirmed in writing, to the Trustee of the Adjusted Interest Rate on or before 12:00 noon on the Adjusted Interest Rate Setting Date. After 12:00 noon, New York time, on the Adjusted Interest Rate Setting Date, any Interest Rate Committee member may release the new Adjusted Interest Rate and any holder of a Series 1984 Bond may call any Interest Rate Committee member to ascertain the new Adjusted Interest Rate.

                 The first Business Day after each determination of the Adjusted Interest Rate, the Trustee shall mail, by first class mail, to the registered owner of each Series 1984 Bond as shown in the books of registry maintained by the Trustee notice of the Adjusted Interest Rate.

                 The determination of the Adjusted Interest Rate shall be final and conclusive and each owner of a Series 1984 Bond, by his acceptance of such bond, agrees to accept the rate of interest if determined as aforesaid. The Adjusted Interest Rate shall take effect the following September 1, notwithstanding any defect in (1) the determination of the Anticipated Adjusted Interest Rate or the Adjusted Interest Rate (2) the mailing of Adjusted Interest Rate Notice or (3) the communication to any bondowner of the Anticipated Adjusted Interest Rate or the

Adjusted Interest Rate. The Tender Agreement provides that no such defect shall extend the period for tendering Series 1984 Bonds or otherwise change the rights of bondowners to tender Series 1984 Bonds to the Tender Agent for purchase.

                 Any provision in this Fourth Supplemental Indenture to the contrary notwithstanding, in the event the Adjusted Interest Rate determined as aforesaid shall exceed fifteen per centum (15%) per annum, then the Series 1984 Bonds shall bear interest at the rate of fifteen per centum (15%) per annum.

                 The Authority and members of the Interest Rate Committee shall enter into an agreement setting forth the terms and conditions under which the Interest Rate Committee shall serve in carrying out its obligations under this
Section 2.2 and Section 2.3 hereof.

                 Section 2.3. Conversion to Fixed Interest Rate. The Authority at the direction of Federal Express hereby reserves the right to permanently establish the rate of interest on the Series 1984 Bonds for the balance of the term thereof in the manner hereinafter set forth in this Section
2.3 (such rate as so established herein defined as the "Fixed Interest Rate").

                 Pursuant to the Third Supplemental Lease the Authority has granted to Federal Express, as lessee under such Agreement, the right to direct the Authority to exercise the right to establish the Fixed Interest Rate on September 1 of any year (herein defined as the "Conversion Date"). Such direction must be made by notice in writing to the Authority, the Trustee and the Tender Agent not later than the forty-fifth (45th) day (or, if not a Business Day, the next preceding Business Day) preceding the Conversion Date specifying the Conversion Date, which notice shall be accompanied by an opinion of nationally recognized bond counsel acceptable to the Authority stating that such establishment of the Fixed Interest Rate is authorized or permitted by the Indenture, as amended and supplemented, and will not adversely affect the exemption of the interest on the Series 1984 Bonds from federal income taxation.

                 Immediately after receiving notice from Federal Express of direction to establish the Fixed Interest Rate and not later than the fortieth
(40th) day (or, if not a Business Day, the next preceding Business Day) prior to the Conversion Date, the Trustee shall mail by first class mail, to each owner of a Series 1984 Bond at his address as it appears on the books of registry kept by the Trustee notice (i) that the Authority has exercised its right to establish a Fixed Interest Rate on the next ensuing September 1, (ii) specifying the Conversion Date, (iii) that a notice will be sent on or about the following August 1 of the anticipated Fixed Interest Rate, (iv) that the Fixed Interest Rate will be determined no later than the following August 13,
(v) that in accordance with the Tender Agreement the holders of the Series 1984 Bonds have the option of tendering Series 1984 Bonds for purchase during the Tender Period preceding the Conversion Date, (vi) that in accordance with the Tender Agreement if Series 1984 Bonds are to be tendered for purchase, holders of Series 1984 Bonds must tender the Series 1984 Bonds to the Tender Agent, or the Tender Agent's designee in New York, New York for purchase during the Tender Period, (vii) specifying the terms and conditions pursuant to which the Series 1984 Bonds are to be delivered for purchase and the places where such Bonds must be so delivered, (viii) that on the Conversion Date the Tender Agent shall hold moneys equal to the purchase price of all tendered Series 1984 Bonds in trust for the holders thereof, (ix) that Series 1984 Bonds not tendered during the Tender Period prior to the Conversion Date will bear interest from and after the Conversion Date at the Fixed Interest Rate, and (x) setting forth such other information as the Trustee upon request of the Interest Rate Committee or Federal Express may determine.

                 The Trustee shall, immediately upon receipt of notice from Federal Express specifying the Conversion Date, without further authorization or direction, notify the Interest Rate Committee, and the Interest Rate Committee on July 31 (or, if not a Business Day, the next preceding Business
Day) preceding the Conversion Date shall determine the anticipated Fixed Interest Rate on the Series 1984 Bonds which rate shall be the lowest rate which in the judgment of the Interest Rate Committee on the basis of prevailing financial market conditions would permit the resale of the Series 1984 Bonds at par on the date of such determination. The Interest Rate Committee shall immediately certify to the Trustee, the Tender Agent, the Authority and Federal Express in writing as to the rate of interest per annum determined by it, as aforesaid.

                 The Trustee shall, not later than the Business Day following receipt of notice of the anticipated Fixed Interest Rate without further authorization or direction of the Authority, mail, by first class mail, notice to each owner of a Series 1984 Bond at his address as it appears on the books of registry kept by the Trustee pursuant to the Indenture advising the owners and holders of Series 1984 Bonds (i) that the Authority has exercised its right to establish a Fixed Interest Rate on the Series 1984 Bonds to maturity, (ii) of the Conversion Date, (iii) of the anticipated Fixed Interest Rate, (iv) that such rate shall be determined by the Interest Rate Committee no later than August 13 prior to the Conversion Date and such rate shall be the lowest rate which in the judgment of the Interest Rate Committee, on the basis of prevailing financial market conditions, would permit the Series 1984 Bonds to be sold at par on the date of such determination; (v) that the holders of the Series 1984 bonds may telephone a member of the Interest Rate Committee at a number or numbers identified therein on or after 12:00 noon on the date of the determination of the Fixed Interest Rate to ascertain the Fixed Interest Rate;
(vi) that the Series 1984 Bonds shall be subject to redemption prior to their maturity in accordance with their terms and a description of such terms, and
(vii) that the Series 1984 Bonds shall bear interest at the Fixed Interest Rate from the Conversion Date until payment of the principal or redemption price thereof shall have been made or provided for whether at maturity, upon redemption or otherwise.

                 The Interest Rate Committee shall determine the Fixed Interest Rate before 12:00 noon, New York time, on a date no later than August 13 preceding the Conversion Date which rate shall be the lowest rate which in its judgment on the basis of prevailing financial market conditions, would permit on such determination date the resale of all the Series 1984 Bonds at par. The Interest Rate Committee shall provide telephonic notice, confirmed in writing, to the Trustee of the Fixed Interest Rate on or before 12:00 noon on the determination date. After 12:00 noon, New York time, on such determination date prior to the Conversion Date, any Interest Rate Committee member may release the Fixed Interest Rate and any bondholder may call any Interest Rate Committee member to ascertain the Fixed Interest Rate.

                 On the first Business Day after determination of the Fixed Interest Rate, the Trustee shall mail, by first class mail, to the registered owner of each Series 1984 Bond as shown on the books of registry maintained by the Trustee notice of the Fixed Interest Rate.

                 The determination of the Fixed Interest Rate on the Series 1984 Bonds if computed and determined as aforesaid shall be final and conclusive, and each owner of a Series 1984 Bond, by his acceptance of the Series 1984 Bond, agrees to accept such rate of interest if computed and determined as aforesaid.

                 Any provision in this Fourth Supplemental Indenture to the contrary notwithstanding, in the event the Fixed Interest Rate determined as aforesaid shall exceed fifteen per annum (15%) per annum, then the Series 1984 Bond shall bear interest at the rate of fifteen per centum (15%) per annum.

                 Section 2.4. Purchase of Series 1984 Bonds. Federal Express and Commerce Union Bank in Nashville, Tennessee, in its separate corporate capacity as Tender Agent under the Tender Agreement and not as the Trustee hereunder, and Kidder, Peabody & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Keegan & Company, Inc. (herein called the "Remarketing Agents"), have entered into the Tender Agreement for the benefit of the owners and holders of the Series 1984 Bonds. Under and subject to the terms and conditions contained in the Tender Agreement, Federal Express has directed the Tender Agent to purchase any Series 1984 Bonds tendered under the Tender Agreement and to pay the purchase price therefor from moneys available therefor as more fully set forth in the Tender Agreement.

                 Under the terms and conditions of the Tender Agreement, Federal Express has granted the owners and holders of the Series 1984 Bonds options to tender Series 1984 Bonds for purchase on September 1 of any year prior to and including the Conversion Date at a purchase price equal to the principal amount tendered to the Tender Agent or its designee in New York, New York as hereinafter provided, and delivered during the Tender Period of the Series 1984 Bonds to be purchased. The tender of a Series 1984 Bond for purchase shall be revocable as set forth in the Tender Agreement until the end of the Tender Period.

                 The Tender Agreement provides, generally, that:

                 (a) the purchase of Series 1984 Bonds shall be made only upon delivery to the Tender Agent or its designee in New York, New York of such Series 1984 Bond or Bonds during the Tender Period (together with necessary assignments and endorsements), at Commerce Union Bank, One Commerce Place, Nashville, Tennessee 37219, Attention:
         Corporate Trust Operation M-B or at the office of the designee of the Tender Agent in New York, New York.

                 (b) the Tender Agent shall give notice to the Remarketing Agents by telephone promptly confirmed in writing of the principal amount of Series 1984 Bonds delivered to it for purchase as soon as practicable after the receipt thereof but in no event later than the first Business Day after the Tender Period.

                 The Tender Agreement also provides, generally, that the Tender Agent shall purchase all tendered Series 1984 Bonds on the Conversion Date from moneys made available to the Tender Agent by Federal Express, less the sum of the proceeds received by the Remarketing Agents in remarketing the Series 1984 Bonds.

                 With respect to any Series 1984 Bond which is tendered for purchase, delivery of such Series 1984 Bond shall be accompanied by an appointment of the Tender Agent as attorney-in-fact for such owner or holder for the purpose of transferring and exchanging such Series 1984 Bond on the books of registry kept pursuant to the Indenture.

                 Any Series 1984 Bonds purchased in whole or in part pursuant to the Tender Agreement shall continue to be deemed to be outstanding for all purposes of the Indenture.

                 Under the terms of the Tender Agreement the Remarketing Agents are required to offer for sale and use their best efforts to sell Series 1984 Bonds delivered for purchase (unless otherwise directed by Federal Express). The proceeds received by the Tender Agent from the sale of any Series 1984 Bonds, or portions thereof, on behalf of Federal Express in excess of the amount applied to the purchase price of Series 1984 Bonds tendered shall be paid over to the Trustee under the Indenture and deposited in the Bond Retirement Account in the Bond Fund and applied as are other moneys in said Account. If the Remarketing Agents sell any tendered Series 1984 Bonds at less than the principal amount thereof Federal Express shall pay to the Tender Agent on the Adjusted Interest Rate Effective Date or the Conversion Date, as the case may be, an amount equal to the difference between the sale price of such Series 1984 Bonds and the principal amount thereof in order to provide moneys under the Tender Agreement to pay the purchase price of the Series 1984 Bonds tendered and remarketed at less than the principal amount thereof. The Tender Agent shall notify Federal Express by telephone, confirmed in writing, on the third Business Day preceding the Adjusted Interest Rate Effective Date or the Conversion Date, as the case may be, of the amount required to be deposited with the Tender Agent on such date.

                 The Authority is not a party to the Tender Agreement and is not responsible for the performances thereunder of the parties thereto. The rights granted the owners and holders of the Series 1984 Bonds under the Tender Agreement do not constitute, and shall not be deemed to constitute, a part of the contract between the owners or holders of the Series 1984 Bonds and the Authority evidenced by the Indenture or the Series 1984 Bonds. Nevertheless, the Tender Agreement has been executed by Federal Express for the benefit of, and to induce the purchase of the Series 1984 Bonds by, all who shall at any time and from time to time become owners or holders of the Series 1984 Bonds, and such owners and holders are entitled to the benefits of the Tender Agreement as third party beneficiaries. The initial Tender Agent as trustee for the holders of the Series 1984 Bonds under the Tender Agreement has accepted the obligation to protect certain rights of the owners and holders of the Series 1984 Bonds, and in pursuance thereof it shall institute any action or proceeding at law or in equity for the collection of all sums due and unpaid under the Tender Agreement or performance of such act or compliance with the terms thereof and may prosecute any such action or proceedings to judgment or final decree against Federal Express under the Tender Agreement, and, in the manner provided by law, collect out of the property of Federal Express, any moneys adjudged or decreed to be payable for the benefit of the owners or holders of the Series 1984 Bonds.

                 No holder of a Series 1984 Bond shall be entitled to institute any suit, action or proceeding, in law or in equity, against the Authority or the Trustee to enforce the terms and provisions of the Tender Agreement or for payment of a tendered Series 1984 Bond from any moneys held under the Indenture. Under the Third Supplemental Lease the Authority has agreed to set forth this summary of the provisions of the rights of holders of Series 1984 Bonds provided in the Tender Agreement, in the Series 1984 Bonds and herein. Reference is made to the Tender Agreement for a more complete statement of the terms thereof.

                 Section 2.5. Provisions for Redemption of Series 1984 Bonds. The Series 1984 Bonds may be called for redemption in whole at any time from any source of moneys at a redemption price equal to the principal amount redeemed, together with accrued interest on such principal amount to the date fixed for redemption: (i) if the Special Facility is destroyed in whole or is damaged by fire or other casualty to the extent that (A) such damage is not capable, in the reasonable estimation of the lessee under the Initial Lease, of being repaired within 180 days from the date on which such fire or other casualty occurs or (B) the cost of such repair is reasonably estimated by such lessee to be equal to or greater than one-half of the principal amount of the Bonds Outstanding on the date on which such fire or other casualty occurs, or
(ii) in the event of the taking of the whole or substantially the whole of the Special Facility as a result, or in anticipation, of the exercise of the right of condemnation or eminent domain or the taking of less than the whole or less than substantially the whole of the Special Facility as a result, or in anticipation, of the exercise of the right of condemnation or eminent domain if in either event, (A) the remaining portion of the Special Facility is not capable in such lessee's reasonable estimation of being reconstructed and reequipped so that the same will constitute a complete and functional unit suitable for the purposes for which it is intended within 180 days from the date upon which such taking occurs or (B) the cost of such reconstruction and reequipping is reasonably estimated by such lessee to be equal to or greater than one-half of the principal amount of the Bonds outstanding on the date on which such taking occurs.

                 The Series 1984 Bonds shall also be subject to redemption and shall be redeemed at any time in whole on the next practicable interest payment date at a redemption price equal to the principal amount redeemed plus accrued interest thereon to the date fixed for redemption, either upon a judgment or order of a court of competent jurisdiction which is final (either because the time for appeal thereof has expired or because the judgment or order is issued by that Court having final appellate jurisdiction over the matter and is not subject to collateral attack), or upon a determination of the Internal Revenue Service which is final (because the tax has been paid pursuant thereto and the time for filing a claim for refund for such tax has expired) to the effect that the interest paid or payable on any Series 1984 Bond, in the case of the issuance of such judgment, order or determination, to other than a substantial user of the Special Facility or a related person is or was includable in the gross income of the holder thereof for Federal income tax purposes as a result of a failure by Federal Express to observe or perform any covenant or agreement to be observed or performed by it under the Initial Lease or as a result of facts within its control which are contradictory to any representation or warranty made by it under the Initial Lease. Each holder of a Series 1984 Bond by acceptance of his Series 1984 Bond, shall be deemed to agree, if requested by Federal Express, to have an attorney-in-fact, qualified to practice before the Internal Revenue Service, appointed by Federal Express for the purpose of appealing any judgment, order to determination provided Federal Express provides indemnity reasonably satisfactory to the bondholder against any additional tax liability, penalties or interest that may result from any such appeal. All legal fees and costs incurred in prosecuting such appeal shall be paid by Federal Express.

                 At the option of the Authority, at the direction of Federal Express, the Series 1984 Bonds (or portions of the principal amount thereof in installments of $5,000 or any integral multiple thereof) shall be subject to redemption prior to and on the Conversion Date as a whole or in part on any interest payment date by lot (a) at the principal amount of the Series 1984 Bond or Bonds to be redeemed if redeemed on September 1 in any year and (b) at the principal amount of the Series 1984 Bond or Bonds to be redeemed plus one-eighth (1/8) of one percent (1%) of the principal amount of the Series 1984 Bonds to be redeemed, if redeemed on March 1 in any year.

                 Subsequent to the Conversion Date, the Series 1984 Bonds (or portions of the principal amount thereof in installments of $5,000 or any integral multiple thereof) shall be subject to redemption at the option of the Authority, at the direction of Federal Express, as a whole at any time or in part on any interest payment date by lot at the times and at the redemption prices (expressed as a percentage of the principal amount, or portion thereof, of

Series 1984 Bonds to be redeemed) set forth below together with the interest accrued thereon to the date fixed for redemption:

                 (a) if the Conversion Date is on or before September 1, 1991, then the Series 1984 Bond will be noncallable for redemption until September 1, 2001, and thereafter shall be subject to redemption at a redemption price of 103%, which price shall decline by 1/2 of 1% per annum, until reaching a price of 100%, over the remaining term of the Series 1984 Bonds;

                 (b) if the Conversion Date is after September 1, 1991, and on or before September 1, 1997, then the Series 1984 Bonds shall be noncallable for redemption until September 1, 2005, and thereafter shall be subject to redemption at a redemption price of 102% per annum, which price shall decline by 1/2 of 1% per annum, until reaching a price of 100%, over the remaining term of the Series 1984 Bonds;

                 (c) if the Conversion Date is after September 1, 1997, and on or before September 1, 2000, then the Series 1984 Bonds shall be noncallable for redemption until September 1, 2006, and thereafter shall be subject to redemption at a redemption price of 101%, which price shall decline by one-half of 1% per annum, until reaching a price of 100%, over the remaining term of the Series 1984 Bonds;

                 (d) if the Conversion Date is after September 1, 2000, and on or before September 1, 2003, then the Series 1984 Bonds shall be noncallable for redemption until September 1, 2007, and thereafter shall be subject to redemption at a redemption price of 101%, which price shall decline by one-half of 1% per annum, until reaching a price of 100%, over the remaining term of the Series 1984 Bonds;

                 (e) if the Conversion Date is after September 1, 2003, and before September 1, 2007, then the Series 1984 Bonds shall be callable for redemption on March 1, 2009 at a redemption price of 100% and on March 1, 2008 and September 1, 2008, at a price of 100-1/2%, and prior thereto shall be noncallable for redemption; and

                 (f) if the Conversion Date is September 1, 2007, the Series 1984 Bonds shall be callable for redemption on March 1, 2009, at a redemption price of 100%.

                 In the event of the redemption of Series 1984 Bonds: (i) if less than all of the Series 1984 Bonds of a maturity are to be redeemed, the Series 1984 Bonds of such maturity to be redeemed shall be selected as provided in Section 2.09 of the Indenture, and (ii) notice of such redemption shall be given, and such redemption shall have the effect as is provided in said Section 2.09.

                 Section 2.6. Place of Payment for Series 1984 Bonds; Credits to the Reserve Account. Interest on each Series 1984 Bond shall be paid either by check or draft mailed, by first class mail, by the Trustee as Paying Agent for the Series 1984 Bonds to each holder thereof in whose name the Series 1984 Bond is registered upon the books of registry at the close of business on the fifteenth day of the month next preceding each interest payment date (whether or not a Business Day) at his address as it appears on such books of registry. The Trustee is hereby appointed as Paying Agent and registrar for the Series 1984 Bonds.

                 A registered holder of One Million Dollars ($1,000,000) or more in principal amount of Series 1984 Bonds may elect, in lieu of payment by check or draft as described above, to receive payment of interest by wire transfer to a bank designated on or prior to the fifth Business Day next preceding an interest payment date by such owner for such payment. The Trustee may establish reasonable procedures governing the exercise of such options.

                 Upon delivery of and payment for the Series 1984 Bonds there shall be deposited in the Bond Fund for credit to the Reserve Account therein an amount equal to the annual payment which would be required to pay the principal and interest on the Series 1984 Bonds on a level debt service basis from the date thereof to the final maturity, using that interest rate determined by the underwriters of the Series 1984 Bonds as the rate at which the Series 1984 Bonds would have been issued if they had been sold at a fixed rate computed on the basis of the maturity of the Series 1984 Bonds, which amount is hereby determined to be $11,022,516.08, and which amount shall be sufficient to make the moneys on deposit to the Bond Fund on credit to the Reserve Account equal to the Reserve Account Requirement for all Bonds to be Outstanding upon the issuance of the Series 1984 Bonds.

                 The amount on deposit in the Bond Fund for credit to the Reserve Account shall be recalculated for the Series 1984 Bonds on September 1 of each year on the same basis set forth in this paragraph using prior to the Conversion Date the interest rate which the Series 1984 Bonds shall bear for the Bond Year commencing such September 1 and after the Conversion Date the Fixed Interest Rate. In the event the amount on credit to the Reserve Account upon such recalculation is less than the amount required to be maintained therein under the Indenture, the Trustee shall make the additional credits to the Reserve Account in the same manner as provided in the Indenture to make up a deficiency in the Reserve Account.

                 Upon the effectiveness of the amendments to the Indenture set forth in Sections 5.1 and 5.2 of the Second Supplemental Indenture, the Trustee shall establish a subaccount in the Reserve Account to be known as the "Series 1984 Bond Reserve Subaccount." The Reserve Account Requirement with respect to the Series 1984 Bonds is hereby determined to be the amounts credited from time to time to the Reserve Account pursuant to the preceding paragraphs of this section and upon the effectiveness of the amendments to the Indenture set forth in Sections 5.1 and 5.2 of the Second Supplemental Indenture there shall be credited to the Series 1984 Bond Reserve Subaccount an amount equal to the Reserve Account Requirement for the Series 1984 Bonds from moneys on deposit in the Bond Fund on credit to the Reserve Account; provided, however, that the amount credited from time to time to the Series 1984 Bond Reserve Subaccount shall be recalculated in accordance with the provisions of the preceding paragraph hereof. The moneys on deposit in the Bond Fund for credit to the Reserve Account therein and credited to the Series 1984 Bond Reserve Subaccount shall constitute and be a reserve for the payment of the principal of and interest and premium (if any) on the Series 1984 Bonds and shall always be maintained at an amount at least equal to the Reserve Account Requirement for such series of Bonds at the time outstanding.

                 Section 2.7. Execution and Forms of Series 1984 Bonds. The Series 1984 Bonds shall be executed, sealed and countersigned as is provided in
Section 10.02 of the Indenture except that the signatures of the President and Secretary of the Authority on the Series 1984 Bonds may be facsimile signatures.

                 The Series 1984 Bonds and the form of assignment thereof shall be in substantially the forms set forth in Section 10.01 of the Indenture and as more particularly set forth below:


                           [Form of Series 1984 Bond]

                    MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY

                        SPECIAL FACILITIES REVENUE BOND
                                  SERIES 1984

                         (Federal Express Corporation)

No. R-_____                                                                  $_______

                 ORIGINAL ISSUE DATE                                         CUSIP
                 -------------------                                         -----



   REGISTERED HOLDER:
   -----------------

   PRINCIPAL AMOUNT:                                                DOLLARS
   ----------------

                 The Memphis-Shelby County Airport Authority, a public and governmental body politic and corporate of the State of Tennessee (hereinafter called the "Authority"), for value received hereby promises to pay, but solely from the revenues hereinafter specified and not otherwise, to the Registered Holder (named above), or registered assigns, on the first day of September 2009 (unless this Bond shall have theretofore been duly called for redemption and payment of the redemption price duly made or provided for), the Principal Amount (specified above), upon presentation and surrender hereof, and to pay interest on such Principal Amount, but solely from said revenues and not otherwise, from the Original Issue Date (specified above) until the payment of said Principal Amount at the rate per annum determined from time to time as hereinafter provided, payable on March 1 and September 1 in each year commencing March 1, 1985. This Bond as to principal, interest and premium will be payable in any coin or currency of the United States of America that at the time of payment is legal tender for public and private debts. Except as otherwise provided herein, interest shall be payable by the Trustee hereinafter mentioned by check or draft mailed to the holder hereof in whose name this Bond is registered upon the books of registry as of the close of business on the fifteenth day (whether or not a business day) of the month next preceding such interest payment date at his address as it appears on the books of registry kept at the principal office of the Trustee as Registrar. The principal of, and premium, if any, on this Bond are payable at the principal office of Commerce Union Bank in the City of Nashville, Tennessee or its successor as Trustee under the Indenture hereinafter referred to.

                 A registered holder of $1,000,000 or more in principal amount of Bonds may elect, in lieu of payment by check or draft as described above, to receive payment of interest by wire transfer to a bank designated by such registered holder on or prior to the fifth business day next preceding an interest payment date for such payment. The Trustee may establish reasonable procedures governing the exercise of such option.

                 This Bond and the Bonds of the series of which it is one (herein sometimes referred to as the "Series 1984 Bonds") shall bear interest from the Original Issue Date to and including August 31, 1985 at the rate per annum specified in the Fourth Supplemental Indenture hereinafter referred to. Thereafter, and prior to the Conversion Date, the Series 1984 Bonds shall bear interest for each subsequent Bond Year (September 1 to August 31) at a rate of interest per annum determined as set forth below as of a date no later than August 13 in each year (the "Adjusted Interest Rate Setting Date"). On and after the Conversion Date the Series 1984 Bonds shall bear interest at the rate of interest per annum determined as hereinafter set forth. The Conversion Date is that September 1 upon which the Authority permanently fixes the rate of interest on the Series 1984 Bonds until their final payment.

                 The Authority has appointed a committee of institutions having expertise in evaluating municipal securities of the character of this Bond (the "Interest Rate Committee") for the purpose of determining the rate of interest on the Series 1984 Bonds from time to time all in accordance with the Fourth Supplemental Indenture hereinafter referred to.

                 On each July 31 prior to the Conversion Date (or, if not a Business Day, the next preceding Business Day), beginning July 31, 1985, the Interest Rate Committee shall determine the anticipated interest rate for the succeeding Bond Year, which shall be the lowest rate which in the Interest Rate Committee's judgment, on the basis of prevailing financial market conditions, would permit the resale of the Series 1984 Bonds at par on the date of such determination. Immediately upon determining the anticipated interest rate, the Interest Rate Committee shall notify the Trustee of such rate, and not later than the first Business Day following such determination, the Trustee shall mail, by first class mail, to the registered owner of each Bond at his address as shown on the books of registry maintained by the Trustee a notice with respect thereto.

                 The Interest Rate Committee shall determine the interest rate for the succeeding Bond Year before 12:00 noon, New York time, on the applicable Adjusted Interest Rate Setting Date, which rate shall be the lowest rate which in its judgment on the basis of prevailing financial market conditions, would permit on such Adjusted Interest Rate Setting Date the resale at par of all the Series 1984 Bonds. If the Interest Rate Committee does not determine an interest rate for any reason or if the interest rate that is determined by the Interest Rate Committee is held invalid or unenforceable by a court of law, the rate of interest on the Series 1984 Bonds in effect on the day immediately preceding the Adjusted Interest Rate Setting Date shall remain in effect throughout the next following Bond Year. The Interest Rate Committee shall provide a telephonic notice, confirmed in writing, to the Trustee of the interest rate for the succeeding Bond Year on or before 12:00 noon on the Adjusted Interest Rate Setting Date. After 12:00 noon, New York time, on the Adjusted Interest Rate Setting Date, any Interest rate Committee member may release the new interest rate for the succeeding Bond Year and any holder of a Bond may call any Interest Rate Committee member to ascertain such new interest rate.

                 On the first Business Day after each determination of the interest rate for the succeeding Bond Year, the Trustee shall mail, by first class mail, to the registered owner of each Bond at his address as shown on the books of registry maintained by the Trustee notice of the interest rate for the succeeding Bond Year.

                 The Authority, at the direction of Federal Express Corporation, has reserved the right to fix the rate of interest per annum on the Series 1984 Bonds for the balance of the term thereof by declaring any September 1 prior to the stated maturity of the Series 1984 Bonds as the Conversion Date. The Trustee shall serve notice to the holders of the Series 1984 Bonds with respect thereto as provided in the Fourth Supplemental Indenture.

                 On July 31 (or, if not a Business Day, the next preceding Business Day) preceding the Conversion Date the Interest Rate Committee shall determine the anticipated interest rate on the Series 1984 Bonds for the period after the Conversion Date which rate shall be the lowest rate which in the judgment of the Interest Rate Committee on the basis of prevailing financial market conditions would permit the resale of the Series 1984 Bonds at par on the date of such determination. The Interest Rate Committee shall immediately notify the Trustee of such rate and the Trustee shall mail, by first class mail, to the registered owner of each Bond at his address as shown on the books of registry maintained by the Trustee notice with respect thereto.

                 The Interest Rate Committee shall determine the interest rate for the period after the Conversion Date before 12:00 noon, New York time, on a date no later than August 13 preceding the Conversion Date which rate shall be the lowest rate which in its judgment on the basis of prevailing financial market conditions would permit on such determination date the resale at par of all the Series 1984 Bonds. The Interest Rate Committee shall provide telephonic notice, confirmed in writing, to the Trustee of the interest rate for the period after the Conversion Date on or before 12:00 noon on the determination date. After 12:00 noon, New York time, on such determination date prior to the Conversion Date, any Interest Rate Committee member may release the interest rate for the period after the Conversion Date and any holder of a Bond may call any Interest Rate Committee member to ascertain interest rate.

                 On the first Business Day after determination of the interest rate for the period after the Conversion Date, the Trustee shall mail, by first class mail, to the registered owner of each Bond at his address as shown on the books of registry maintained by the Trustee notice of such interest rate.

                 The determination of any interest rate shall be final and conclusive and each owner of a Bond, by his acceptance hereof, agrees to accept the rate of interest if determined as aforesaid.

                 In no event shall the interest rate on this Bond exceed fifteen per centum (15%) per annum.

                 Pursuant to a Tender and Option Agreement dated as of December 1, 1984 between, among others, Federal Express Corporation and Commerce Union Bank, in Nashville, Tennessee, in its separate corporate capacity and not as Trustee under the Indenture, Federal Express Corporation has granted the registered owner of this Bond options to tender this Bond or any portion thereof in $5,000 increments, to Commerce Union Bank, in Nashville, Tennessee, as agent for Federal Express Corporation, for purchase by Commerce Union Bank at a purchase price equal to the principal amount tendered on September 1 in any year prior to and including the Conversion Date. Interest on this Bond payable on any such September 1 purchase date shall be paid to the registered owner hereof by the Trustee in the normal course. The exercise of an option by the registered owner of this Bond is subject to the terms and conditions of the aforesaid Tender and Option Agreement and this Bond, if tendered, must be tendered in accordance with such terms and conditions. A copy of the aforesaid Tender and Option Agreement is on file at the principal corporate trust office of the Trustee and provides, generally, that the exercise of an option to tender as provided therein, shall become effective only upon the actual delivery of this Bond (together with necessary assignments and endorsements) to Commerce Union Bank at its principal corporate trust office in Nashville, Tennessee, or its designee in New York, New York, during the period from the opening of business on August 1 (or, if not a Business Day, the succeeding Business Day) to and including 4:00 P.M., New York time on August 15 (or, if not a Business Day, the succeeding Business Day) preceding the September 1 purchase date for which such tender is made, together with a written notice in the form furnished by said bank upon request. The options granted to the registered owner of this Bond do not constitute, and shall not be deemed to constitute, a right of such registered owner hereunder or under the Indenture, and the registered owner of this Bond shall not be entitled to institute any suit, action or proceeding in law or equity under the Indenture for the performance of any right under the aforesaid Tender and Option Agreement or for the payment of the purchase price under said Agreement from any moneys held under the Indenture.

                 This Bond is one of a series of Bonds of the Authority aggregating ninety-four million five hundred fifty thousand dollars ($94,550,000) in principal amount. This Bond and the series of Bonds of which it is one are authorized to be issued and are issued under and in full compliance with the Constitution and statutes of the State of Tennessee, including particularly the Metropolitan Airport Authority Act, and under and pursuant to the Indenture dated as of August 1, 1979 as amended and supplemented and a Fourth Supplemental Indenture dated as of December 1, 1984, each between the Authority and Commerce Union Bank in Nashville, Tennessee, Trustee (herein the "Trustee") (the Indenture as amended and supplemented by the Fourth Supplemental Indenture and by all other indentures supplemental to the Indenture entered into prior to the Fourth Supplemental Indenture being hereinafter called the "Indenture") and resolutions duly adopted by the Board of Commissioners of the Authority.

                 This Bond and the series of Bonds of which it is one constitute part of a duly authorized issue of Bonds (herein called the "Bonds") issued, or to be issued, under the Indenture for the purpose of constructing, furnishing and equipping a special facility to be used as air cargo facilities and to be located at the Memphis International Airport (herein called the "Special Facility") and any additions or improvements thereto, or for providing for the refunding of any such Bonds. Such issue of Bonds is unlimited as to principal amount except as provided in the Indenture and applicable law and comprises or may comprise one or more series in various principal amounts and of varying denominations, dates, maturities, interest rates and other provisions, as provided in the Indenture. All Bonds issued and to be issued under the Indenture are and will be equally and ratably secured by the pledges, liens, charges and covenants made therein, except as otherwise expressly provided or permitted in the Indenture. Copies of the Indenture are on file in the office of the Authority and at the principal office of the Trustee. Reference is hereby made to the Indenture, to all of the provisions of which any holder of this Bond by his acceptance hereof thereby assents, for a description of the nature and extent of the security for the Bonds issued or to be issued under the Indenture, including this Bond; definitions of terms; the funds and moneys pledged for the payment of the interest and principal of the Bonds and the nature and extent and manner of enforcement of the pledge; the rights and remedies of the holders of the Bonds with respect thereto; the conditions for and extent of alteration, modification and amendment of the Indenture; the terms and conditions upon which this Bond and the series of which this Bond is one are issued and upon which heretofore may have been issued and hereafter may be issued other Bonds payable as to principal, interest and premium on a parity with this Bond and the series of which this Bond is one and equally and ratably secured therewith; the rights, duties and obligations of the Authority and the Trustee thereunder; the events of default upon which the principal of this Bond may be declared or may become due and payable and the manner and effect thereof; and the terms and conditions upon which the liens, pledges and assignments made in the Indenture for the security of this Bond, and upon which the covenants, agreements and other obligations of the Authority made therein, may be discharged at or prior to the maturity or redemption of this Bond upon making provision for the payment thereof in the manner set forth in the Indenture. The provisions of the Indenture shall be a contract with the holder or holders of the Bonds and the duties thereunder of the Authority and the executive head thereof shall be enforceable by any Bondholder, by mandamus or other appropriate suit, action or proceeding, in any court of competent jurisdiction in the State of Tennessee. The Indenture has been amended by a Second Supplemental Indenture between the Authority and the Trustee, dated May 1, 1982, with respect to the definition and the amount of the Reserve Account Requirement and the application of the moneys on deposit in the Bond Fund created under the Indenture to the credit of the Reserve Account therein, the definition of Leased Equipment, and the issuance of bonds, notes, certificates, warrants or other evidences of indebtedness for any purpose relating to the Special Facility payable from the revenues derived by the Authority from said Special Facility subject and subordinate to the deposits and credits to be made to said Bond Fund. Such amendments will become effective on the earlier of the time when the Memphis-Shelby County Airport Authority Special Facilities Revenue Bonds, Series 1979 (Federal Express Corporation) heretofore issued under and pursuant to the Indenture are no longer Outstanding under the Indenture or the time when the holders of the requisite Outstanding principal amount of the aforesaid Series 1979 Bonds shall have consented in accordance with the provisions of the Indenture to such amendments.

                 This Bond and the Bonds of the series of which it is one and the Bonds of the issue of which such series is a part are payable solely from and secured solely by the revenues (exclusive of certain additional rental, trustees' and paying agents' fees, charges and expenses and all costs of operation, maintenance and repair of the Special Facility paid to the Authority) derived by the Authority from the Special Facility, including the rentals payable under subparagraphs (b) and (c) of Section 3.3 of the Special Facility Lease Agreement dated as of August 1, 1979, as amended and supplemented, by and between the Authority, as lessor, and Federal Express Corporation, as lessee, whereby the Authority has leased the Special Facility to said corporation. This Bond and the Bonds of the series of which it is one and the Bonds of the issue of which such series is a part are and shall be equally and ratably secured by the assignments, pledges and charges made or created by the Indenture and by a co-equal lien on such revenues (subject to such exclusion) without priority by reason of series, number, date of Bonds, sale, execution, authentication, issuance or delivery or otherwise (except as to maturity and except as any Term Bond Principal Installments required in accordance with the provisions of the Indenture may afford additional security for the Bonds of any series). Pursuant to a Guaranty dated as of August 1, 1979, as amended and supplemented, Federal Express Corporation has guaranteed the payment of the principal of and interest and premium, if any, on the Bonds to the Trustee. This Bond and the Bonds of the series of which it is one and the Bonds of the issue of which such series is a part shall not constitute, and are not, an obligation of the City of Memphis or the County of Shelby or of any other municipality in the State of Tennessee.

                 The Bonds of the series of which this Bond is one may be called for redemption prior to their stated maturities in whole at any time at a redemption price equal to the principal amount redeemed, together with the interest accrued on such principal amount to the date fixed for redemption, (i) if the Special Facility is destroyed in whole or is damaged by fire or other casualty to the extent that (A) such damage is not capable, in the reasonable estimation of the lessee under the Special Facility Lease Agreement, of being repaired within 180 days from the date on which such fire or other casualty occurs or (B) the cost of such repair is reasonably estimated by such lessee to be equal to or greater than one-half of the principal amount of the Bonds outstanding under the Indenture on the date on which such fire or other casualty occurs, or (ii) in the event of the taking of the whole or substantially the whole of the Special Facility as a result, or in anticipation, of the exercise of the right of condemnation or eminent domain or the taking of less than the whole or less than substantially the whole of the Special Facility as a result, or in anticipation, of the exercise of the right of condemnation or eminent domain if in either event, (A) the remaining portion of the Special Facility is not capable in such lessee's reasonable estimation of being reconstructed and reequipped so that the same will constitute a complete and functional unit suitable for the purposes for which it is intended within 180 days from the date upon which such taking occurs or (B) the cost of such reconstruction and reequipping is reasonably estimated by such lessee to be equal to or greater than one-half of the principal amount of the Bonds outstanding under the Indenture on the date on which such taking occurs, and shall be called for redemption prior to their stated maturity in whole from prepayments of certain rentals under said Special Facility Lease Agreement on the next practicable interest payment date either upon a judgment or order of a court of competent jurisdiction which is final (either because the time for appeal thereof has expired or because the judgment or order is issued by that Court having final appellate jurisdiction over the matter and is not subject to collateral attack), or upon a determination of the Internal Revenue Service which is final (because the tax has been paid pursuant thereto and the time for filing a claim for refund of such tax has expired) to the effect that the interest paid or payable on any Bond of the series of which this Bond is one to other than a substantial user of the Special Facility or a related person is or was includable in the gross income of the holder thereof for Federal income tax purposes as a result of a failure by the lessee under said Special Facility Lease Agreement to observe or perform any covenant or agreement to be observed or performed by it under said Special Facility Lease Agreement or as a result of facts within the control of the lessee under said Special Facility Lease Agreement which are contradictory to any representation or warranty made by the lessee under said Special Facility Lease Agreement. The holder hereof by acceptance of this Bond, shall be deemed to agree, if requested by the lessee under the Special Facility Lease Agreement, to have an attorney-in-fact, qualified to practice before the Internal Revenue Service, appointed by such lessee for the purpose of appealing any judgment, order or determination provided such lessee provides indemnity reasonably satisfactory to the bondholder against any additional tax liability, penalties or interest that may result from any such appeal and pays the legal fees and costs incurred in prosecuting such appeal.

                 This Bond (or portions thereof in installments of $5,000 or any integral multiple thereof) and the Bonds of the series of which this Bond is one are also subject to redemption at the option of the Authority, at the direction of Federal Express Corporation, prior to and on the Conversion Date as a whole or in part on any interest payment date by lot (a) at the principal amount of the Series 1984 Bond or Bonds to be redeemed if redeemed on September 1 in any year and (b) at the principal amount of the Series 1984 Bond or Bonds to be redeemed plus one-eighth (1/8) of one percent (1%) of the principal amount of the Series 1984 Bonds to be redeemed, if redeemed on March 1 in any year.

                 This Bond (or portions thereof in installments of $5,000 or any integral multiple thereof) and the Bonds of the series of which this Bond is one shall be subject to redemption at the option of the Authority, at the direction of Federal Express Corporation, after the Conversion Date as a whole at any time or in part on any interest payment date by lot at the times and at the redemption prices (expressed as a percentage of the principal amount, or portion thereof, of Series 1984 Bonds to be redeemed) set forth below together with the interest accrued thereon to the date fixed for redemption:

                 (a) if the Conversion Date is on or before September 1, 1991, then the Series 1984 Bond will be noncallable for redemption until September 1, 2001, and thereafter shall be subject to redemption at a redemption price of 103%, which price shall decline by 1/2 of 1% per annum, until reaching a price of 100%, over the remaining term of the Series 1984 Bonds;

                 (b) if the Conversion Date is after September 1, 1991, and on or before September 1, 1997, then the Series 1984 Bonds shall be noncallable for redemption until September 1, 2005, and thereafter shall be subject to redemption at a redemption price of 102% per annum, which price shall decline by 1/2 of 1% per annum, until reaching a price of 100%, over the remaining term of the Series 1984 Bonds;

                 (c) if the Conversion Date is after September 1, 1997, and on or before September 1, 2000, then the Series 1984 Bonds shall be noncallable for redemption until September 1, 2006, and thereafter shall be subject to redemption at a redemption price of 101%, which price shall decline by one-half of 1% per annum, until reaching a price of 100%, over the remaining term of the Series 1984 Bonds;

                 (d) if the Conversion Date is after September 1, 2000, and on or before September 1, 2003, then the Series 1984 Bonds shall be noncallable for redemption until September 1, 2007, and thereafter shall be subject to redemption at a redemption price of 101%, which price shall decline by one-half of 1% per annum, until reaching a price of 100%, over the remaining term of the Series 1984 Bonds;

                 (e) if the Conversion Date is after September 1, 2003, and before September 1, 2007, then the Series 1984 Bonds shall be callable for redemption on March 1, 2009 at a redemption price of 100% and on March 1, 2008 and September 1, 2008, at a price of 100-1/2%, and prior thereto shall be noncallable for redemption; and

                 (f) if the Conversion Date is September 1, 2007, the Series 1984 Bonds shall be callable for redemption on March 1, 2009, at a redemption price of 100%.

                 In the event that at any time less than all the Bonds are called for redemption, the Bonds to be redeemed shall be selected by lot in any manner the Trustee deems fair.

                 In the event this Bond shall be called for such redemption, notice of redemption shall be mailed not less than thirty (30) days prior to the redemption date, to the registered holder of this Bond at his address as shown on the books of registry. If this Bond be of a denomination in excess of $5,000, portions of the principal amount hereof in installments of $5,000 or any integral multiple thereof may be redeemed and in such case upon surrender of this Bond to the Trustee (or its successor as such Trustee) there shall be issued to the registered owner hereof without charge therefor, for the then unredeemed balance of the principal amount thereof, at the option of the holder, registered Bonds of like series, maturity and interest rate in any of the authorized denominations provided by the Indenture and aggregating in principal amount the then unredeemed balance of the principal amount hereof.
If this Bond (or any portion of the principal amount hereof) shall have been duly called for redemption and notice of such redemption duly given, and if on or before the redemption date the payment of the applicable redemption price of the principal amount hereof to be redeemed and the interest accrued on such principal amount hereof to the redemption date shall be duly made or provided for, then this Bond (or the portion of the principal amount hereof to be redeemed) shall become due and payable at such redemption price upon such redemption date and from and after such date interest on the principal amount hereof to be redeemed shall cease to accrue.

                 This Bond is transferable by the registered owner hereof, in person or by his attorney duly authorized in writing, at the principal office of the aforesaid Trustee (or its successor as such Trustee), but only in the manner, subject to the limitations and upon payment of the charges, if any, provided in the Indenture and upon the surrender hereof for cancellation. Upon such transfer a new fully registered Bond or Bonds of authorized denominations and of the same principal amount, series, interest rate and maturity as the Bond surrendered, will be issued to the transferee in exchange therefor.

                 It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of this Bond, exist, have happened and have been performed in due time, form and manner as required by the Constitution and laws of the State of Tennessee, and that the amount of this Bond, together with all other indebtedness of the Authority, does not exceed any limit prescribed by the Constitution or laws of the State of Tennessee, and is not in excess of the amount of Bonds permitted to be issued under the Indenture.

                 This Bond shall not be entitled to any security, right or benefit under the Indenture, or be valid or obligatory for any purpose, unless the Certificate of Authentication hereon has been duly executed by the Trustee.

                 IN WITNESS WHEREOF, the Memphis-Shelby County Airport Authority has caused this Bond to be executed in its name and on its behalf by the facsimile signature of its President, to be sealed with the facsimile seal of the Memphis-Shelby County Airport Authority, attested by the facsimile signature of its Secretary, all as of the Original Issue Date (specified above).

(Seal of Memphis-Shelby County              MEMPHIS-SHELBY COUNTY AIRPORT
 Airport Authority)                           AUTHORITY


                                            By
                                               ---------------------------
                                                             President
Attest:


- ----------------------------------
                 Secretary

                         CERTIFICATE OF AUTHENTICATION

                 This Bond is one of the Bonds described in the within-mentioned Indenture and is one of the Memphis-Shelby County Airport Authority Special Facilities Revenue Bonds, Series 1984 (Federal Express Corporation).


                                                 COMMERCE UNION BANK
                                                   Trustee


                                                 By
                                                    ---------------------------
                                                         Authorized Officer


Date of Authentication:
                         ---------------------



                             [FORM OF ASSIGNMENT OF
                            FULLY REGISTERED BONDS]


                 For value received ____________________________________ hereby sells, assigns and transfers unto ________________________ the within-mentioned Bond and hereby irrevocably constitutes and appoints ________________________ attorney-in-fact, to transfer the same on the books of registry with full power of substitution in the premises.


                                 [ENDORSEMENT]

         NOTE:   The signature of this assignment must correspond with the name as written on the face of the within Bond in every particular, without alteration or enlargement or any change whatsoever.



                 Section 2.8. Series 1984 Bonds to Constitute Bonds. The Series 1984 Bonds shall constitute and be "Bonds" as defined and used in the Indenture. The Series 1984 Bonds shall: (i) be issued under Sections 2.06 and
2.08 of the Indenture; (ii) shall be entitled to the benefits, security and protection of the Indenture, equally and ratably with one another and with any other Bonds heretofore or hereafter issued thereunder; (iii) shall be payable as provided in the Indenture solely from the Revenues and other moneys specified in the Indenture on a parity with one another and with all Bonds heretofore or hereafter issued under the Indenture; and (iv) shall be equally and ratably secured under the Indenture with one another and with all Bonds heretofore or hereafter issued thereunder, without priority by reason of series, number, date of adoption of the Supplemental Indenture providing for the issuance thereof, date of Bonds, date of sale, date of execution, date of authentication, date of issuance, date of delivery, or otherwise, by the liens, pledges, charges and assignments created by the Indenture.

                                  ARTICLE III

               DISPOSITION OF PROCEEDS OF SERIES 1984 BONDS; SALE

                 Section 3.1. Application of Series 1984 Bond Proceeds. From the proceeds derived from the sale of the Series 1984 Bonds there shall be deposited:

                 1. With the Trustee hereunder for deposit into the Bond Fund for credit to the Reserve Account the amount necessary to bring the amount held for that Account up to an amount equal to the Reserve Account Requirement in respect of all outstanding Bonds, including the Series 1984 Bonds, as determined in accordance with Section 2.6 hereof.

                 2. With the Trustee for deposit into the Construction Fund the remaining proceeds of the sale of the Series 1984 Bonds.

                 Section 3.2. Application of Certain Moneys in Construction Fund. In order to provide for the payment of interest on the Series 1984 Bonds payable to and including September 1, 1985, there shall be credited to the Construction Interest Account in the Construction Fund an amount equal to such interest. The balance of moneys in the Construction Fund shall be credited to the Construction Account therein. The Trustee shall, without further direction or authorization, transfer on or prior to any interest payment date on the Series 1984 Bonds to and including September 1, 1985 from the Construction Interest Account to the Bond Fund an amount equal to the interest to become due and payable on such interest payment date on the Series 1984 Bonds. Moneys credited to the Construction Account from the proceeds of the Series 1984 Bonds shall be disbursed and applied in accordance with the provisions of Section 2.3 of the Initial Lease to pay the costs of the 1984 Federal Express Acquisition Project. Moneys on deposit in the Bond Fund and Construction Fund shall be invested as provided in Sections 3.05 and 4.06, respectively, of the Indenture.

                 Section 3.3. Sale of Series 1984 Bonds. The Series 1984 Bonds shall be sold to the initial purchasers thereof on the terms and conditions set forth in the resolution of the Board of Commissioners of the Authority authorizing the issuance, sale and delivery of the Series 1984 Bonds.

                                   ARTICLE IV

                    AUTHORITY; FINDINGS AND DETERMINATIONS;
              ARBITRAGE AND INDUSTRIAL DEVELOPMENT BOND PROVISIONS

                 Section 4.1.  Authority.  This Fourth Supplemental Indenture:
(i) supplements the Indenture; (ii) is hereby found, determined and declared to constitute and to be a "Supplemental Indenture" within the meaning of the quoted words as defined in and used in the Indenture; and (iii) has been authorized pursuant to and under the Authority of the Indenture.

                 Section 4.2 Findings and Determinations. The Authority hereby finds and determines (the Airport Consultant to the Authority having filed with the Authority its concurrence of such findings and determinations set forth in subparagraphs 1 through 5 below), the following:

                 1. Pursuant to the provisions of Section 5.2 of the Initial Lease as amended Federal Express is required (i) to maintain, or cause to be maintained, and to keep or cause to be kept, the Special Facility in good condition and in as reasonably safe condition as its operations permit; and
(ii) to make, or cause to be made, all necessary and proper repairs, renewals, replacements and substitutions thereof, including the substitution of materials handling equipment which has been designed to accommodate the loading and unloading of aircraft being operated by Federal Express as of the date thereof and ground flight training equipment which is being used to train pilots and other personnel for operation of such aircraft, with materials handling equipment which will be designed to accommodate the loading and unloading of aircraft which is to be operated by Federal Express in the future and with ground flight training equipment designed for the training of pilots and other personnel for the operation of such future aircraft, (a) resulting from or required by ordinary wear and tear, or want of care, on the part of Federal Express, or obsolescence or other cause, or (b) required to keep, place and maintain the Special Facility in good and efficient operating condition. The estimated useful life of the 1984 Federal Express Acquisition Project is at least twenty-five years and the cost of acquisition of the 1985 Federal Express Acquisition Project, which is to be financed from the proceeds of the Series 1984 Bonds, is $80,000,000.

                 2. The construction or acquisition and leasing for use or occupation of the Special Facility (which includes the 1984 Federal Express Acquisition Project) will not (a) be constructed or acquired and leased for use and occupation to provide services, facilities, commodities or supplies which are adequately being made available through the Airport (as defined in Resolution No. 73-0530 of the Authority adopted June 15, 1973 by the Board of Commissioners of the Authority ("Resolution No. 73-0530") as now existing, or
(b) result in a reduction of Revenues (as defined in Resolution No. 73-0530) below the minimum amount of Revenues (as defined in Resolution No. 73-0530) covenanted to be produced and maintained in accordance with said Resolution No. 73-0530.

                 3. The Initial Lease (including the Third Supplemental Lease), which meets the requirements for a Special Facility Lease provided for in Resolution No. 73-0530, has been entered into as of the date hereof.

                 4. The payments to be made by Federal Express pursuant to subparagraph (b), (c) and (d) of Section 3.3 of the Initial Lease and
Section 4 of the First Supplemental Lease, Section 3 of the Second Supplemental Lease and Section 3 of the Third Supplemental Lease in accordance with subparagraphs 2, 3 and 4 of Section 27 of Resolution No. 73-0530 will be sufficient to pay the principal of and interest and premium (if any) on the Series 1979 Bonds, the Series 1982A Bonds, the Series 1982B Bonds and the Series 1982C Bonds heretofore issued by the Authority and the Series 1984 Bonds authorized hereby as the same become due and to pay all trustee's, fiscal agents', paying agents' and Bank's fees and expenses in connection therewith.

                 5. The additional rental payable pursuant to sub-paragraph (a) of Section 3.3 of the Initial Lease and Section 4 of the First Supplemental Lease, Section 3 of the Second Supplemental Lease and
Section 3 of the Third Supplemental Lease in accordance with clause (iii) of subparagraph 2 of Resolution No. 73-0530, is fair and reasonable.

                 6. The entering into of the Third Supplemental Lease will not be in violation of or result in a breach of any covenant contained in any resolution or indenture authorizing any bonds of the Authority now outstanding.

                 Section 4.3. Additional Findings and Determinations. The Authority further finds and determines: (i) the Indenture has not been amended or supplemented or rescinded since the execution and delivery thereof other than by the First, Second and Third Supplemental Indentures; (ii) there does not exist an Event of Default as defined in Section 9.01 of the Indenture, nor does there exist any condition which, after the passage of time, would constitute such an "Event of Default"; and (iii) at the time of issuance of the Series 1984 Bonds all payments of principal of and premium, if any, and interest on any Bonds that have become due have been paid and no deficiencies exist in the Bond Fund.

                 Section 4.4.  Additional Findings as to the Initial Lease.
The Authority further finds and determines: (i) the Initial Lease and the guaranty dated as of August 1, 1979 from Federal Express Corporation to the Trustee has not terminated and are each in full force and effect; (ii) the Initial Lease has been amended in such manner that the current term thereof shall be for a period extending at least to the final maturity date of all Bonds to be Outstanding upon the issuance of the Series 1984 Bonds; and (iii) the Initial Lease, the First Supplemental Lease, the Second Supplemental Lease and the Third Supplemental Lease contain provisions including an amount in the rentals payable under subparagraphs (b) and (c) of Section 3.3 of the Lease,
Section 4 of the First Supplemental Lease, Section 3 of the Second Supplemental Lease and Section 3 of the Third Supplemental Lease at least equal to the principal of and premium (if any) and interest on all Bonds to be Outstanding upon the issuance of the Series 1984 Bonds.

                 Section 4.5. Arbitrage and Industrial Development Bond Provisions. No part of the proceeds of the Series 1984 Bonds or any other funds held under the Indenture shall at any time be used directly or indirectly to acquire securities or obligations, the acquisition of which would cause any of the Series 1984 Bonds to be an "arbitrage bond", as defined in Subsection
(c)(2) of 103 of the Internal Revenue Code of 1954, as amended (the "Code"), subject to treatment under Subsection (c)(1) of such Section 103 as an obligation not described in Subsection (a)(1) of such Section 103.

                 The proceeds of the Series 1984 Bonds will be applied such that the facilities financed from the proceeds of at least ninety percent (90%) of the Series 1984 Bonds will qualify as airport facilities within the meaning of Section 103(b)(4)(D) of the Internal Revenue Code of 1954, as amended, and the application of the proceeds of the Series 1984 Bonds will not result in more than ten percent (10%) of the aggregate amount of expenditures from the Construction Fund at any time being used for facilities which would not qualify as airport facilities under such Section 103(b)(4)(D). The Authority will not cause or permit any plans and specifications in connection with the 1984 Federal Express Acquisition Project to be changed or revised, or such Project to be operated, maintained, repaired or renovated, in a manner such that the facilities to be financed from the proceeds of at least ninety percent (90%) of the proceeds of the Series 1984 Bonds will not qualify as airport facilities within the meaning of such Section 103(b)(4)(D), or take any other action which would cause the loss of the exemption of interest on any Series 1984 Bonds from federal income taxation.

                 The securing of the covenant under Section 6 of the Third Supplemental Lease shall be deemed compliance with this Section.

                                   ARTICLE V

                                 MISCELLANEOUS

                 Section 5.1. Headings, Table of Contents. The headings or titles of the several articles and sections hereof, and any table of contents appended hereto or to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction, interpretation or effect of this Fourth Supplemental Indenture.

                 Section 5.2. Law and Place of Enforcement. This Fourth Supplemental Indenture shall be construed and interpreted in accordance with the laws of the State of Tennessee. All suits and actions against the Authority arising under this Fourth Supplemental Indenture shall be instituted in a court of competent jurisdiction in said State.

                 Section 5.3. Effective Date. This Fourth Supplemental Indenture shall become effective upon the occurrence of the last of the following events: (i) the execution and delivery hereof pursuant to Section
8.01 of the Indenture and applicable law; and (ii) the delivery to the Trustee of a copy hereof, certified by the Authority, together with an Opinion of Counsel to the Authority to the effect required under Sections 2.08 and 8.03 of the Indenture.

                 Section 5.4. Reference to Fourth Supplemental Indenture. Notwithstanding the actual date of the effectiveness hereof, for convenience and purposes of reference this Fourth Supplemental Indenture shall be dated as of December 1, 1984 and may be cited and referred to as the "Fourth Supplemental Indenture dated as of December 1, 1984 between the Memphis-Shelby County Airport Authority and Commerce Union Bank, Trustee."

                 IN WITNESS WHEREOF, the Authority has caused this Fourth Supplemental Indenture to be signed by its President, its seal to be hereunto affixed, and attested by its Secretary and Commerce Union Bank, Trustee, has caused this Fourth Supplemental Indenture to be signed in its name and on its behalf by one of its Vice Presidents, its seal to be hereunto affixed and its seal to be attested to by one of its Assistant Secretaries.

                                         MEMPHIS-SHELBY COUNTY AIRPORT
                                            AUTHORITY


                                         By /s/ W. M. FLETCHER
                                            ----------------------------------
                                                       President
(SEAL)

Attest:


  /s/ LARRY D. COX
- ----------------------------------------
                 Secretary


Approved:


  /s/ R. GRATTON BROWN, JR.
- ----------------------------------------
   Counsel
Memphis-Shelby County Airport Authority


                                         COMMERCE UNION BANK, TRUSTEE


                                         By  /s/ PAUL WILLIAMS
                                           -----------------------------------
                                                    Vice President
(SEAL)

Attest:


  /s/ C. B. SELF
- ----------------------------------------
Assistant Secretary

STATE OF TENNESSEE )
                   )   ss:
COUNTY OF SHELBY   )


                 On this 6th day of December, 1984 before me appeared W. M. Fletcher, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the President of Memphis-Shelby County Airport Authority, and that the seal affixed to the foregoing instrument is the corporate seal of said Authority, and that said instrument was signed and sealed in behalf of said Authority, by authority of its Board of Commissioners and he acknowledged said instrument to be the free act and deed of said Authority.


                                  /s/ CLARA F. BELL
                                ----------------------------------------------
                                             Notary Public


                                My Commission Expires September 7, 1988


STATE OF TENNESSEE )
                   )   ss:
COUNTY OF DAVIDSON )


                 On this 7th day of December, 1984 before me appeared Paul Williams, to be personally known, who, being by me duly sworn (or affirmed) did say that he is the Vice President of Commerce Union Bank, and that the seal affixed to the foregoing instrument is the corporate seal of said Bank, and that said instrument was signed and sealed in behalf of said Bank, by authority of its Board of Directors and he acknowledged said instrument to be the free act and deed of said Bank.


                                    /s/ VICKI D. YORK
                                  --------------------------------------------
                                               Notary Public


                                  My Commission Expires April 20, 1986